Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-146524, 333-161210 and 333-147701 on Form S-3 of our report dated March 27, 2009 relating to the consolidated financial statements of North Penn Bancorp, Inc. and subsidiary appearing in the Annual Report on Form 10-K of North Penn Bancorp, Inc. for the year ended December 31, 2009.

/s/ McGrail Merkel Quinn & Associates

Scranton, Pennsylvania
March 31, 2010